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Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JNI Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0740004 (I.R.S. employer identification no.)

9775 Towne Centre Drive
San Diego, CA 92121
(Address of principal executive offices) (Zip code)

1999 Employee Stock Purchase Plan
(Full title of the plan)

Neal Waddington
Chief Executive Officer
JNI Corporation
9775 Towne Centre Drive
San Diego, CA 92121
(Name and address of agent for service)

    Telephone number, including area code, of agent for service: 858/535-3121

    This registration statement shall become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

TITLE OF SHARES TO BE REGISTERED	AMOUNT TO BE REGISTERED[1]	PROPOSED MAXIMUM AGGREGATE PRICE PER UNIT[2]	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock available for purchase under the 1999 Employee Stock Purchase Plan ($0.001 par value)	175,000	$15.10	$2,642,500	$661

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions.

2
Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on February 20, 2001, as reported on the Nasdaq National Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

    Not applicable.

Item 2. Registrant Information and Employee Plan Annual Information

    Not applicable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement:

    (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999.

    (2) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000.

    (3) All documents filed by the company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

    The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

    Not applicable.

Item 6. Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporate Law (the "DGCL") permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's certificate of incorporation and bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Company has entered into separate indemnification agreements with its directors and executive officers which require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

    These indemnification provisions and the indemnification agreements entered into between the company and its executive officers and directors may be sufficiently broad to permit indemnification of the Company's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 7. Exemption From Registration Claimed

    Not applicable.

Item 8. Exhibits

    See Exhibit Index.

Item 9. Undertakings

    (a) Rule 415 Offering

    The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Filings Incorporating Subsequent Exchange Act Documents By Reference

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Request For Acceleration Of Effective Date Or Filing Of Registration Statement On Form S-8

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on February 21, 2001.

JNI CORPORATION
By:	/s/ NEAL WADDINGTON Neal Waddington President And Chief Executive Officer

POWER OF ATTORNEY

    The officers and directors of JNI Corporation whose signatures appear below, hereby constitute and appoint Neal Waddington their true and lawful attorney and agent, with full power of substitution, with power to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 21, 2001.

Signature	Title

/s/ NEAL WADDINGTON Neal Waddington	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ GLORIA PURDY Gloria Purdy	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ ERIC P. WENAAS Eric P. Wenaas	Chairman of the Board of Directors
/s/ JOHN BOLGER John Bolger	Director
/s/ JOHN C. STISKA John C. Stiska	Director
/s/ LAWRENCE E. FOX Lawrence E. Fox	Director

EXHIBIT INDEX

4	The 1999 Employee Stock Purchase Plan of JNI Corporation and form of subscription agreement thereunder (incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-86501) filed with the Commission on October 4, 1999).
5.1	Opinion of Gray Cary Ware & Freidenrich
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Independent Accountants
24	Power of Attorney (included in the signature pages to this registration statement)

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CALCULATION OF REGISTRATION FEE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURE
POWER OF ATTORNEY
EXHIBIT INDEX